Exhibit 99.1

FOR RELEASE:	FOR MORE INFORMATION:

David Peikin
Director, Marketing and Corporate Communications
(301) 296-2262
dpeikin@visualnetworks.com
Fluke Agrees to Acquire Visual Networks, Inc.
Acquisition of complementary application and network performance products strengthens Fluke Networks’ position in monitoring and analysis of Enterprise networks and expands presence into managed services marketplace
Rockville, Maryland, December 2, 2005 — Visual Networks Inc., (NASDAQ: VNWK) announced today that it has entered into a definitive agreement to be acquired by Fluke Electronics Corporation, a subsidiary of Danaher Corporation, for $1.83 per share. Visual Networks will be included in the Fluke Networks business. The closing of the transaction is subject to Visual Networks shareholder approval, regulatory approvals and other customary conditions and is expected to occur during the first quarter 2006.
Visual Networks, headquartered in Rockville, Maryland, United States, is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery and performance of key applications such as Voice over IP (VoIP) across their infrastructures. The company had revenues of $52 million in 2004.
“We are looking forward to becoming an important part of an already successful organization that is clearly focused on our enterprise management market,” said Lawrence S. Barker, Chairman, President and Chief Executive Officer of Visual Networks. “We see tremendous opportunity to meld our managed services capabilities with Fluke Networks’ successful Enterprise Division.”
Broadcast of Deal Announcement
Visual Networks’ management will host a discussion of this morning’s announcement with investors and financial analysts today, Friday, December 2, 2005 at 8:30 a.m.

(EST). To participate in the teleconference, please dial 617.614.6205 and enter passcode 64946821. A live web cast of the call will also be available at http://www.visualnetworks.com/news. For those unable to listen to the live call, a replay will be available from 10:30 a.m. EST on December 2, 2005 until 11:59 p.m. EST on December 9, 2005 by dialing 617-801-6888 and entering passcode 58415967. An archive of the call will be available online shortly following the conclusion of the live call on Visual Networks’ Web site at http://www.visualnetworks.com/news.
Stockholder Meeting Postponed
The special stockholder meeting originally schedule for today at 10:00am EST has been postponed until Thursday, December 8, 2005, 10:00 am EST allowing stockholders to review information regarding modifications to the company’s outstanding notes in connection with this announcement.
About Visual Networks
Visual Networks®, Inc. (NASDAQ: VNWK) is a leading provider of network and application performance management solutions. Visual Networks’ products increase application and network availability, optimize the use of bandwidth across the network and reduce operating costs across traditional and IP-based infrastructures. For more information, visit www.visualnetworks.com.
In connection with the above-described transactions, Visual intends to file a proxy statement and other materials with the Securities and Exchange Commission. Stockholders of Visual are urged to read the proxy statement and these other materials when they become available because they will contain important information. Stockholders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Visual, at the Securities and Exchange Commission’s web site at http://www.sec.gov. Stockholders of Visual may also obtain for free the proxy statement and other documents filed by Visual with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Visual Networks, Inc., 2092 Gaither Drive, Rockville, MD 20850; Attention: Chief Financial Officer.
Visual and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Visual in connection with the merger. Information about Visual and its directors and officers can be found in Visual’s Proxy Statements and Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional information regarding the interests of those persons and its officers and directors may be obtained by reading the proxy statement when it becomes available.
Forward Looking Statement
Certain statements in this press release may constitute “forward-looking statements” with respect to Visual Networks, Inc. and its subsidiaries (collectively, the “Company”). Forward-looking statements are based on management’s views and assumptions regarding business performance and future events as of the time the statements are made. These statements involve risks and uncertainties, including the risks detailed in Visual Networks’ filings with the U.S. Securities and Exchange Commission, which may cause actual results of the Company to differ materially from the statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.